SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska 68179

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On July 8, 2004, Union Pacific Corporation (the “Company”) issued a press release regarding the issuance by the Executive Vice President – Marketing and Sales of Union Pacific Railroad Company (“UPRR”), the principal operating subsidiary of the Company, of a letter to customers, providing them with current information regarding UPRR’s service and its plans for answering increasing demand for rail service. The press release and the letter are furnished herewith as Exhibits 99(1) and 99(2) respectively and each are incorporated herein by reference.

The letter furnished herewith as Exhibit 99(2) may contain statements about the Company’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding expectations as to operational or service improvements; the time by which objectives will be achieved; statements concerning predictions or expectations, including those regarding the effectiveness of steps taken to improve operations or service such as the hiring and training of trainmen and the acquisition of additional locomotives; statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, the effectiveness of steps taken to improve operations and service and improve or maintain revenue growth, including the hiring and training of trainmen and the acquisition of additional locomotives. More detailed information about risk factors applicable to the Company and its operations is contained in the Comapny’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2004

UNION PACIFIC CORPORATION

By:	/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr.
Executive Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99(1)	Press Release of Union Pacific Corporation, dated July 8, 2004, regarding customer letter

99(2)	Union Pacific Railroad Company Customer Letter, dated July 8, 2004